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                                                                Exhibit 10.43



                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective the 1st day of November, 2001, between Redhook Ale Brewery, Incorporated ("Employer") and Paul Shipman ("Employee").

        1. Explanatory Statement

                a. Employer is engaged in the business of brewing, packaging, marketing, and distributing alcoholic malt beverages and other beverages.

                b. Employee has specialized expertise in the business of brewing, packaging, marketing, and distributing alcoholic malt beverages, and other beverages and is the Chairman of the Board, Chief Executive Officer and President of Employer.

                c. Employee accepts continued employment with Employer and agrees to render the services for Employer on the terms and conditions set forth in this Agreement.

        2. Term of Employment. The term of this Agreement commences on November 1, 2001 and, subject to the further provisions of this Agreement, ends on July 31, 2005.

        3. Employment. Employer employs Employee as Chairman of the Board, Chief Executive Officer and President, and Employee agrees to render services for and on behalf of Employer under the direction and supervision of the Board of Directors. Employee shall provide these services professionally and competently and shall devote substantially all of Employee's business time to his services hereunder.

        4. Compensation.

                a. Employer will pay Employee as compensation for services rendered under this Agreement as follows:

                (i) a minimum base salary of Two Hundred Thirty Seven Thousand Five Hundred Dollars ($237,500) per year in accordance with Employer's normal payroll policies; and

                (ii) bonuses to be determined and paid as set forth on Schedule A attached hereto.

                b. Employee's base salary and incentive compensation shall be reviewed annually by the Compensation Committee. The Company intends to increase Employee's base salary and target bonus annually, (and will not unreasonably withhold increases) if the Company is meeting or exceeding targeted performance, and Employee is meeting or exceeding agreed upon objectives. Employee agrees and acknowledges that, in determining whether to increase base salary or incentive



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compensation, the Compensation Committee is required to take into account the financial condition of the Company, and its short and long term prospects.

        5. Vacations and Fringe Benefits.

                a. Employer shall provide Employee four (4) weeks vacation, retirement and other fringe benefits provided other similarly situated executive employees of Employer.

                b. Employer may furnish Employee an automobile, which may be used by Employee for personal and business use and shall pay the ordinary and reasonable expenses associated with operation of the automobile; however, Employee shall account to Employer for the personal use of the automobile which in turn shall be reported by Employer as income to Employee in accordance with the regulations of the Internal Revenue Service. If at any time the rules regarding personal use of business automobiles are changed by the Internal Revenue Service, this Agreement shall be modified to assure compliance in a manner that is as favorable to Employee as permitted by such rules. If Employer does not provide an automobile for Employee, Employee will receive a reasonable monthly car allowance in an amount to be determined by the Compensation Committee.

        6. Termination of Employment.

                a. Employer may at its option terminate the employment of Employee with no further obligation to compensate Employee through written notice to Employee for any of the following reasons:

                        (1) Employee materially breaches any of the provisions of this Agreement and fails to cure the breach within thirty (30) days after receiving specific written notice of the breach; or

                        (2) Employee has engaged in conduct which in the event he were to remain employed by Employer would substantially and adversely impair the interests of Employer; or

                        (3) Employee repeatedly refuses to obey lawful directions of Employer's Board of Directors.

                b. Employer may at its option terminate the employment of Employee through written notice to Employee for any other reason; however, in the event of such termination:

                        (1) Employer shall pay employee all bonuses calculated in accordance with the respective formula set-forth on Schedule A, pro-rated up to and including the effective date of termination;

                        (2) Employer shall continue to pay Employee for a minimum of two (2) additional years the salary and benefits then in effect on the date that



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        notice of termination is received (such compensation to be paid in accordance with standard payroll policies, or in a lump sum within 30 days of termination, at Employees option), provided, that if Employee has not obtained employment within such two (2) year period, Employee shall be entitled to the health benefits provided other similarly situated executive employees of Employer for an additional three (3) months, and at the conclusion of the three month period, Employee shall be entitled to the COBRA benefits provided other similarly situated executive employees for an additional six (6) months;

                        (3) All outstanding unvested options/shares granted to the Employee that are scheduled to vest within two (2) year from the date that notice of termination is received under this Section 6.b., will continue to vest according to that schedule and all other unvested options/shares will be canceled;

                        (4) If Employee violates Sections 7 or 8 of this Agreement, Employer's obligation to continue to pay Employee's compensation, as described in this Section 6.b., shall immediately terminate, and the Employer will have no further obligation to Employee pursuant to this Agreement, provided that the cessation of the Employee's compensation under this Section 6.b.(4) shall not limit Employer's rights to pursue other remedies at law or in equity.

                c. Employee may at his option terminate his employment with Employer under this Agreement through written notice to Employer for the following reasons:

                        (1) Employer materially breaches any of the provisions of this Agreement and fails to cure the breach within thirty (30) days after receiving specific written notice of the breach and action required to cure the breach;

                        (2) Employer is declared bankrupt or a receiver is appointed.

                        (3) Employer liquidates or otherwise ceases business operations;

                d. In the event that Employee elects to terminate his employment under Section 6.c.(1)

                        (1) Employer shall pay Employee all bonuses calculated in accordance with the respective formula set-forth on Schedule A, pro-rated up to and including the effective date of termination

                        (2) Employer shall continue to pay Employee for two (2) additional years the compensation, other than the annual performance bonus, then in effect on the date that notice of termination is received;

                        (3) All outstanding unvested options/shares granted to the Employee that are scheduled to vest within two (2) year from the date that notice



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        of termination is received under this Section 6.d., will continue to vest according to that schedule and all other unvested options/shares will be canceled;

                        (4) If Employee materially violates Sections 7 or 8 of this Agreement, Employer's obligation to continue to pay Employee's compensation, as described in this Section 6.d., shall immediately terminate, and the Employer will have no further obligation to Employee pursuant to this Agreement, provided that the cessation of Employee's compensation under this Section 6.d.(4) shall not limit Employer's rights to pursue other remedies at law or in equity.

                e. Employee's termination of employment for any other reason shall constitute a material breach of this Agreement, and shall terminate Employer's obligations under this Agreement, without limiting Employer's rights to pursue other remedies at law or in equity; and

                f. Employee shall continue to be subject to the restrictions in Sections 7 and 8 of this Agreement following termination of employment for any reason.

        7. Confidential Information and Goodwill.

                a. Employee will acquire knowledge of Employer's confidential information. Confidential information is information which is of a unique nature relating to the Employer's business operations, internal structure, financial affairs, programs, recipes, formulations, brewing methods, systems, procedures, manuals, confidential reports, lists of customers and prospective customers, sales and marketing methods, as well as the amount, nature and type of product, equipment and methods used and preferred by Employer's customers and the prices paid by Employer's customers or any other information which is confidential or proprietary or otherwise not available to the general public. Disclosure of material confidential information could cause substantial loss to the Employer. Employee agrees that Employee will not for any purpose disclose any confidential information obtained by Employee during employment with the Employer to any person or entity.

                b. Employee may have access to records of the Employer. Records are all contracts, agreements, financial books, instruments and documents, client lists, memoranda, data, reports, recipes, formulations, brewing records, tapes, rolodexes, telephone and address books, letters, research, card decks, listings, programming, and any other instruments, records or documents relating or pertaining to manufacturing or customer sales by Employer or Employee, the services rendered by Employee, or the business of the Employer. Records will remain in Employer's property. When Employee's employment terminates, Employee will return to Employer all records and will neither make nor retain any copies of any records after termination of employment.

                c. During the term of this Agreement and thereafter, Employee shall diligently, legally and freely perform his duties as set forth in this Agreement and shall take no action that would materially damage the goodwill of the Employer. During the term of this Agreement and thereafter, Employee agrees that he will not make any oral



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or written statement to any third party that is intended to, or does, call into question the (1) conduct, business practices or business judgment of the Employer or any of its officers, directors or business partners; or (2) quality of the Employer's products or services.

        8. Restrictive Covenants.

                a. Employee will perform services which have a unique value to Employer which if used in competition with Employer could cause serious and irreparable harm to Employer. Employee will develop goodwill for Employer through personal contact with customers and others who have business relationships with Employer. This goodwill, which is a proprietary asset of Employer, may follow Employee after the employment with Employer terminates. Employee agrees that for a period of two (2) years following the termination of this Agreement, Employee will not, unless given prior written consent by
Employer:

                        (1) solicit for employment or employ any other person or entity any person who is employed by Employer during the same time as Employee. Employee will not persuade or attempt to persuade any customer, supplier, distributor, retailer, person or entity which is a customer or supplier to Employer during the time of Employee's employment with Employer, to discontinue business with Employer and its affiliates or modify the terms of business between itself and Employer or its affiliates.

                        (2) engage or act, either as a consultant, independent contractor, proprietor, partner, employee, officer, or in any other capacity, in any business which brews, packages, markets or distributes alcoholic malt beverages in any state of the continental United States or in any foreign country where Employer brewed, packaged, marketed or distributed alcoholic malt beverages during the term of this Agreement, provided however that this Subsection 8(a)(2) shall not apply to Employee if Employee's employment is terminated pursuant to 6(a), 6(c) or 6(e), above.

                b. If any provision or portion of this section of the Agreement is held unreasonable, unlawful, or unenforceable by a court of competent jurisdiction, the provision will be deemed to be modified to the extent necessary for the provision to be legally enforceable to the fullest extent permitted by applicable law. Any court of competent jurisdiction may enforce any provision of this section or modify any provision in order that the provision will be enforced by the court to the fullest extent permitted by applicable law.

                c. Violation by Employee of the provisions of Sections 7 or 8 of this Agreement could cause irreparable injury to Employer and there is no adequate remedy at law for violation of those provisions. Employer has, in addition to other legal or equitable remedies, the right to enjoin Employee in a court of equity from violating those provisions. The cessation of Employee's compensation under Section 6 shall in no way



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limit the damages available to the Employer upon violation by Employee of
Sections 7 or 8 of this Agreement.

        9. Employee's Death or Disability. In the event that Employee dies or becomes disabled during the period that Employee is employed by Employer under this Agreement, Employer shall pay for a period of one (1) year the compensation including all bonuses calculated in accordance with the respective formula set-forth on Schedule A and pro-rated up to and then in effect on the date of Employee's death, or date that notice of Employee's disability is received, to Employee or to Employee's estate or legal guardian. In the event that Employee dies within one year after Employee's employment has been terminated pursuant to
Section 6.b. or Section 6.c. Employer shall continue to pay Employee's estate the compensation, other than the annual performance bonus, then in effect on the date of Employee's death until the first anniversary of the date Employee's employment terminated, whereupon Employer's obligation to pay compensation under
Section 6 shall cease. In addition, the options/shares granted to the Employee that are scheduled to vest during the twelve (12) month period under Section 6.b.(3) and Section 6.d.(3) shall vest immediately and be exercisable for a period of one year from the date of Employee's death. Employee shall continue to be subject to the restrictions in Sections 7 and 8 of this Agreement following termination of employment due to disability.

        10. Notices. All notices and other communications required or permitted to be given by this Agreement must be in writing and must be given and will be deemed received if and when either hand delivered and a signed receipt is given or mailed by registered or certified U.S. mail, return receipt requested, postage prepaid, and if to Employer to:

               Secretary of the Board of Directors
               Redhook Ale Brewery, Incorporated
               3400 Phinney Avenue North
               Seattle, Washington  98103

and if to Employee to:

               Paul S. Shipman

               -----------------------------

               -----------------------------

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or at any other address as either party notifies the other of in writing.

        11. Arbitration.

                a. In the event of any dispute between the parties arising out of or related to the enforcement or interpretation this Agreement or concerning this Agreement, the subject matter hereof or thereof, the making, performance, breach or termination of this Agreement or the rights and duties of the parties in relation hereto or



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thereto, the parties agree that, in lieu of initiating judicial proceedings, the dispute shall be submitted to and resolved by binding arbitration before a single arbitrator under the commercial arbitration rules of the American Arbitration Association ("AAA") then existing, selected in accordance with AAA rules, with the exception that, to the extent available, such arbitrator must have worked in the beverage industry for a period of at least two (2) years. The place of arbitration shall be agreed to by the parties or in the absence of such agreement shall be King County, Washington. The parties agree that judgment upon the award may be entered in any court where the arbitration takes place or any court having jurisdiction. The arbitrator may order specific performance or other equitable relief or remedies to the extent they deem it appropriate, in any situation in which a court could so order. Each party hereby waives personal service of any process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to such party at the address designated below, and shall be deemed effective as provided in that paragraph, hereof or in any other manner permitted by law. The decision of the arbitrator shall be final and binding upon the parties, their successors and assigns, and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment with respect to and to enforce the decision of the arbitrators hereunder, which judgment may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This provision shall not preclude the filing of a lawsuit or other judicial action to enable the recording of a notice of pending action, or for attachment, receivership, injunction or other provisional remedies. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

                b. By agreeing to arbitration under this paragraph, both Employee and Employer understand that they are agreeing to have any dispute relating to Employee's employment decided by a neutral arbitrator, and as to those disputes decided by the neutral arbitrator, Employee and Employer FULLY AND FOREVER WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT BY JURY. THIS WAIVER MEANS JUDGMENT MAY BE ENTERED BY A NEUTRAL ARBITRATOR.

        12. Miscellaneous.

                a. This Agreement binds and benefits Employer and its successors and assigns. This Agreement binds and benefits Employee and Employee's heirs, personal and legal representatives, and guardians. No portion of this Agreement or interest in it may be assigned by Employee.

                b. The terms and provisions of this Agreement may not be modified except by written instrument duly executed by Employer and Employee.

                c. This Agreement will be governed by and enforced and construed in accordance with the laws of the State of Washington.



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                d. In any dispute arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

                e. In the event of a breach of this Agreement, the non-breaching party may maintain an action for specific performance against the party who is alleged to have breached any of the terms of the Agreement. This subsection will not be construed to limit in any manner any other rights or remedies an aggrieved party may have by virtue of any breach of this Agreement.

                f. Each of the parties has the right to waive compliance with any obligation of this Agreement, but a waiver by any party of any obligation will not be deemed a waiver of compliance with any other obligation or of its right to seek redress for any breach of any obligation on any subsequent occasion, nor will any waiver be deemed effective unless in writing and signed by the party so waiving.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

"EMPLOYER"
Redhook Ale Brewery, Incorporated



By  /s/ Walter F. Walker                                 Date: November 3, 2000
   ---------------------------------------------              -----------------
        Its  Chairman, Compensation Committee



"EMPLOYEE"



By  /s/ Paul S. Shipman                                  Date:  November 1, 2000
  ----------------------------------------------              ------------------
   Paul S. Shipman



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SCHEDULE A


                            MEASUREMENTS BY EXECUTIVE

                                 TARGETED PAYOUT

                         PAUL SHIPMAN -- CEO & PRESIDENT


Targeted bonus is $87,500. Of this amount, 50% is discretionary and paid out quarterly. $10,937.50 per quarter is targeted

Discretionary to be paid out unless, in the opinion of the Compensation Committee, there is perceived to be a shortfall in the following:

        1. General corporate performance as reported in monthly statements, quarterly financial reports and the various reports which are generated to measure all executive's performance.

        2. Company financial components reflecting trends consistent with predicted EBITDA improvement.

The non-discretionary portion (50%, or $43,750) is based on the following formula:

        Actual EBITDA improvement divided by projected EBITDA improvement times $43,750.



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